Exhibit 1
Agreement of Joint Filing
Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.
IN WITNESS WHEREOF, the undersigned have executed this Agreement.
Dated: October 24, 2011

QVT FINANCIAL LP			QVT FUND LP

By: QVT Financial GP LLC, its General Partner			By: QVT Associates GP LLC, its General Partner

By:	/s/ Daniel Gold		By:	/s/ Daniel Gold

	Name:	Daniel Gold		Name:	Daniel Gold
	Title:	Managing Member		Title:	Managing Member

By:	/s/ Meg Eisner		By:	/s/ Meg Eisner

	Name:	Meg Eisner		Name:	Meg Eisner
	Title:	Authorized Signatory		Title:	Authorized Signatory

QVT FINANCIAL GP LLC			QVT ASSOCIATES GP LLC

By:	/s/ Daniel Gold		By:	/s/ Daniel Gold

	Name:	Daniel Gold		Name:	Daniel Gold
	Title:	Managing Member		Title:	Managing Member

By:	/s/ Meg Eisner		By:	/s/ Meg Eisner

	Name:	Meg Eisner		Name:	Meg Eisner
	Title:	Authorized Signatory		Title:	Authorized Signatory